UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTERPHASE CORPORATION

(Exact name of registrant as specified in its charter)

Texas

(State or other jurisdiction of incorporation or organization)

75-1549797

(I.R.S. Employer Identification Number)

4240 International Parkway, Suite 105

Carrollton, Texas 75007

(214) 654-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gregory B. Kalush

Chairman of the Board, Chief Executive Officer and President

Interphase Corporation

4240 International Parkway, Suite 105

Carrollton, Texas 75007

(214) 654-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard A. Tulli

Gardere Wynne Sewell LLP

1601 Elm Street, Suite 3000

Dallas, Texas 75201

(214) 999-4676

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestments plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per unit (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, $0.10 par value per share	1,367,000 shares	$2.84	$ 3,882,280	$ 500

(1)	Consists of 1,367,000 outstanding shares of common stock that were acquired by the selling shareholder in a private placement.

(2)

In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also be deemed to cover additional shares to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act, based on the average of the high and low sales prices of the registrant’s common stock as reported on the NASDAQ Capital Market on August 19, 2014.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The shares described herein may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these shares and is not soliciting an offer to buy these shares in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 25, 2014

PROSPECTUS

Interphase Corporation

1,367,000 Shares of Common Stock

This prospectus relates to the offer and resale by the selling shareholder identified in this prospectus of up to 1,367,000 shares of our common stock. The selling shareholder may, from time to time, sell, transfer, or otherwise dispose of any or all of its shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

Interphase is not offering any shares of our common stock for sale under this prospectus. We will not receive any proceeds from the sale or other disposition of the shares of our common stock by the selling shareholder. We have agreed to pay certain expenses in connection with the registration of the shares.  The selling shareholder will be responsible for all costs and expenses in connection with the sale of its shares of common stock, including brokerage commissions or dealer discounts.

Shares of our common stock are traded on the NASDAQ Capital Market under the symbol “INPH.” On August 22, 2014, the last reported sale price of our common stock on the NASDAQ Capital Market was $2.92 per share.

Our principal executive offices are located at 4240 International Parkway, Suite 105, Carrollton, Texas 75007, and our telephone number is (214) 654-5000.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE INFORMATION REFERRED TO AND STATED UNDER THE HEADING “RISK FACTORS” OF THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _______________, 2014.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	1

PROSPECTUS SUMMARY	2

RISK FACTORS	3

USE OF PROCEEDS	4

SELLING SHAREHOLDER	4

DESCRIPTION OF SECURITIES	5

PLAN OF DISTRIBUTION	5

LEGAL MATTERS	7

EXPERTS	7

WHERE YOU CAN FIND MORE INFORMATION	7

INFORMATION INCORPORATED BY REFERENCE	7

ABOUT THIS PROSPECTUS

This prospectus, which is part of a registration statement on Form S-3 filed with the Securities and Exchange Commission (“SEC”), does not contain all of the information set forth or incorporated by reference in the registration statement or the exhibits filed therewith. Statements contained or incorporated by reference in this prospectus about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents. For further information with respect to us and the common stock offered by this prospectus, please see the registration statement, the exhibits filed with the registration statement and the documents incorporated by reference therein. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. No person is authorized to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, and, if made, such information or representation must not be relied upon as having been given or authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the shares offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any shares by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The delivery of this prospectus will not, under any circumstances, create any implication that the information is correct as of any time subsequent to the date of this prospectus.

You should assume that the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or other offering materials is accurate only as of the dates of those documents or those documents incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, we use the terms “we,” “our,” “us,” “Interphase,” and the “Company” to refer to Interphase Corporation and its subsidiaries unless the context suggests otherwise. Reference to “selling shareholder” refers to the shareholder listed herein under “Selling Shareholder” and its pledges, assignees, or successors-in-interest.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus summary and the materials incorporated herein by reference contain forward-looking statements about our business, financial condition and prospects. These statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Our actual results could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including (without limitation) effects of the ongoing issues in global credit and financial markets and adverse global economic conditions, our reliance on a limited number of customers, the lack of spending improvements in the communications and computer networking industries, significant changes in product demand, the development and introduction of new products and services, changes in competition, various inventory risks due to changes in market conditions and other risks and uncertainties indicated in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013 and in our other filings and reports with the SEC. All of the foregoing risks and uncertainties are beyond our ability to control, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. When used herein, the words “believes”, “plans”, “expects”, “will”, “intends,” and “anticipates” and similar expressions as they relate to us or our management are intended to identify forward-looking statements.

PROSPECTUS SUMMARY

The information contained in or incorporated by reference into this prospectus summarizes certain information about the Company. It may not contain all of the information that is important to you. You should read carefully the entire prospectus, including “Risk Factors,” and the other information incorporated by reference into this prospectus.

Our Business

Interphase is a diversified information and communications technology company, committed to innovation through the process of identifying, developing and introducing new products and services. We offer products and services from embedded computing solutions, engineering design services, and contract manufacturing services to a new line of embedded computer vision products.

Embedded solutions include communications networking products for connectivity, interworking and packet processing. Clients for this product line include Alcatel-Lucent, GENBAND, Hewlett Packard, and Samsung.

The engineering design and manufacturing services serve a wide variety of industries within the electronics market, from machine-to-machine and Internet of Things designs utilizing Cellular, GPS and Wi-Fi tracking solutions to cost-saving redesigns for manufacturability. Interphase Productization services provide customers with the full suite of rapid design and manufacturing services required to quickly take a project from design concept to full production in the marketplace.

The penveu® product line, from the embedded computer vision line of business, addresses both the education and enterprise markets. penveu® is a handheld device that adds interactivity to projectors and large screen displays, turning flat surfaces into an interactive display.

Company Information

Our principal executive office is located at 4240 International Parkway, Suite 105, Carrollton, Texas 75007 and our telephone number is (214) 654-5000. Our website address is www.iphase.com. The information contained in, or that can be accessed through, our website is not part of this report and should not be considered part of this report.

Private Placement

On August 13, 2014, we entered into a common stock purchase agreement with, and consummated a private placement of an aggregate of 1,367,000 shares of our common stock to, an institutional “accredited investor” as defined by Rule 501(a) promulgated under the Securities Act, pursuant to an exemption from registration provided by Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the common stock purchase agreement, on the same day we entered into a registration rights agreement with the investor, which is the selling shareholder described herein. In accordance with the registration rights granted under that agreement, we are registering for resale by the selling shareholder the shares of our common stock issued in the private placement.

The Offering

Common stock offered by the selling shareholder	Up to 1,367,000 shares of our common stock

Common stock outstanding prior to the offering	8,377,106 (1)

Common stock to be outstanding after the offering	8,377,106 (1)

Use of Proceeds	We will not receive any proceeds from the sales of shares of common stock by the selling shareholder.

NASDAQ Capital Market Symbol	Our common stock is currently traded on the NASDAQ Capital Market under the symbol “INPH.”

Risk factors	You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

(1)	Based upon the total number of issued and outstanding shares as of August 22, 2014.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated herein by reference from “Item 1A. Risk Factors.” of our Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on March 27, 2014, and the additional risks and uncertainties described below, before purchasing our common stock. Any of these risks and uncertainties could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the price of our common stock and the value of your investment in our common stock. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also impair our operations.

Risks Related to Shareholders’ Sales of Shares, Including Those Issued in the Private Placement

Sales of a significant number of shares of our common stock in the public markets or significant short sales of our common stock, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public markets, could depress the market price of our common stock. If there are significant short sales of our stock, the price decline that could result from this activity may cause the share price to decline more so, which, in turn, may cause long holders of the common stock to sell their shares, thereby contributing to sales of common stock in the market. Such sales also may impair our ability to raise capital through the sale of additional shares in the future at a time and price that our management deems acceptable, if at all.

We may not be able to maintain effectiveness of the registration statement of which this prospectus forms a part, which could impact the liquidity of our common stock.

Under the terms of the registration rights agreement with the selling shareholder, we are obligated to include the shares of common stock issued in the private placement in an effective registration statement. The registration statement of which this prospectus forms a part is intended to satisfy that obligation. We also agreed to use our commercially reasonable efforts to maintain the continuous effectiveness of the registration statement, but may not be able to do so. We cannot assure you that we will not be required to suspend or cease sales under the registration statement, that the SEC will not issue any stop order to suspend the effectiveness of the registration statement or that, if such a stop order is issued, we will be able to amend the registration statement to respond to the stop order to permit sales to be made under the registration statement. Under the registration rights agreement, if the effectiveness of the registration statement is suspended for certain specified time periods, then, subject to certain exceptions, we may be obligated to pay certain liquidated damages to the selling shareholder. Also, to the extent the registration statement is not effective, the selling shareholder’s ability to sell the shares of common stock may be limited, which could (depending on the extent of the selling shareholder’s selling activity) have a material adverse effect on the liquidity of our common stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling shareholder.

The selling shareholder will pay any underwriting discounts and commissions and expenses incurred by the selling shareholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholder in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including (without limitation) all registration and filing fees and fees and expenses of our counsel and our accountants.

SELLING SHAREHOLDER

When we refer to the “selling shareholder” in this prospectus, we are referring to the shareholder identified in the table below. This prospectus covers the resale of shares of our common stock, which we sold in a private placement to the selling shareholder, as an institutional “accredited investor” as defined by Rule 501(a) promulgated under the Securities Act, pursuant to an exemption from registration provided by Regulation D promulgated under the Securities Act. The selling shareholder may from time to time offer and sell under this prospectus any part of, all or none of the shares listed below. We are required, under the registration rights agreement described above, to register for resale the shares of our common stock described in the table below. We are registering the shares to permit the selling shareholder to resell the shares when the selling shareholder deems appropriate.

The following table provides information regarding the selling shareholder, the number of shares of common stock beneficially owned by the selling shareholder and the number of shares of common stock it is offering. The selling shareholder has not had any position, office or material relationship with us within the past three years other than as a shareholder of the Company.

Percentages of beneficial ownership are based upon 8,377,106 shares of common stock issued and outstanding as of August 22, 2014. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and generally includes voting or investment power with respect to shares owned and including any shares that grant the selling shareholder the right to acquire common stock within 60 days after August 22, 2014. Beneficial ownership includes shares over which the indicated beneficial owner exercises voting or investment power. To our knowledge, as described below, the selling shareholder, First Dallas Holdings, Inc. (“FDHI”), Craig D. Hodges and Hodges Capital Management, Inc. (“HCM”) have shared voting and investment power with respect to the shares.

The selling shareholder may sell some, all or none of its shares. We do not know how long the selling shareholder will hold the shares before selling them, and (except for the registration rights agreement) we currently have no agreement, arrangement or understanding with the selling shareholder regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the selling shareholder. The information in the table is based on information provided by or on behalf of the selling shareholder. Information concerning the selling shareholder may change from time to time, and, if and when necessary, any changed information will be set forth in supplements to this prospectus. In addition, the selling shareholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information, all or a portion of the shares of common stock beneficially owned by the selling shareholder in transactions exempt from the registration requirements of the Securities Act.

			Shares Beneficially Owned After the Offering (2)
Selling Shareholder	Shares of Common Stock Beneficially Owned Prior to the Offering	Number of Shares Being Offered Hereby	Number	Percentage
Hodges Small Cap Fund (1)	1,367,000	1,367,000	0	0%

(1)

2905 Maple Avenue, Dallas, Texas, 75201. The shares may be deemed as beneficially owned by FDHI, the owner of HCM, and Craig D. Hodges, the controlling shareholder of FDHI. The shares are held by the Hodges Small Cap Fund; the investment advisor to this Hodges Small Cap Fund is HCM. FDHI, Craig D. Hodges, HCM and Hodges Small Cap Fund have shared voting and investment power over these shares.

(2)

For the purposes of this table, the Company assumes that all of the shares covered by this prospectus will be sold by the selling shareholder. The selling shareholder may offer and sell some, all or none of its shares, but no estimates can be made as to the amount of shares of common stock that will be held by the selling shareholder after the completion of this offering.

DESCRIPTION OF SECURITIES

The class of securities offered under this prospectus is our Common Stock, which has been registered pursuant to Section 12 of the Exchange Act.

PLAN OF DISTRIBUTION

The securities being offered for resale by the selling shareholder under this prospectus consist of 1,367,000 shares of our common stock acquired by the selling shareholder in our private placement which closed on August 13, 2014, with gross proceeds to us of approximately $3.3 million. The selling shareholder may, from time to time, sell, transfer or otherwise dispose of any or all of the shares of common stock covered hereby or its interests in the shares on the NASDAQ Capital Market or any stock exchange, market or trading facility on which the common stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling shareholder may use one or more of the following methods when disposing of the shares or interests therein:

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	privately negotiated transactions;

●	through one or more underwriters on a firm commitment or best-efforts basis;

●	through the writing of options on shares, whether the options are listed on an options exchange or otherwise;

●	by pledge to secure debts and other obligations or on foreclosure of a pledge;

●	block trades in which a broker-dealer will attempt to sell the shares as an agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through the settlement of short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of disposition; and

●	any other method permitted pursuant to applicable law.

The selling shareholder may also sell the shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction, not in excess of a customary brokerage commission in compliance with FINRA Rule 2440, and in the case of a principal transaction, a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the shares or interests therein, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of common stock in the course of hedging the positions they assume. The selling shareholder may also, to the extent permitted under Rule 105 of Regulation M promulgated under the Exchange Act, sell common stock short and deliver these shares to close out its short positions, or loan or pledge shares to broker-dealers that in turn may sell these shares. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling shareholder or any other person. We will make copies of this prospectus available to the selling shareholder and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

We are required to pay all fees and expenses incident to the registration of the resale of the shares with the SEC. We have also agreed to indemnify the selling shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, in accordance with the registration. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. We have agreed to use our commercially reasonable efforts to keep the registration statement of which this prospectus is a part continuously effective under the Securities Act until the earlier of (i) the date that all shares covered by the registration statement have been sold or can be sold publicly without restriction or limitation under Rule 144 (including the requirement to maintain the availability of public information regarding us under Rule 144(c)(1)) or (ii) the date that is three years following August 13, 2014.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by the law firm of Gardere Wynne Sewell LLP, Dallas, Texas.

EXPERTS

The audited consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 under the Securities Act with the SEC. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are a part of the registration statement. For further information with respect to us and our shares, please refer to the registration statement and the exhibits and schedules filed with it, which are available from the SEC as described in the next paragraph.

We also file reports, proxy statements, and other information with the SEC to comply with the Exchange Act. The reports, proxy statements and other information we file may be inspected and copied at prescribed rates at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains registration statements, reports, proxy statements and other information regarding issuers like us that file electronically with the SEC. The address of the SEC Internet site is www.sec.gov. You may also view our filings with the SEC on our internet site at www.iphase.com. The information on our website is not incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC under certain conditions, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be an important part of this prospectus and any prospectus supplement, and any information that we file with the SEC subsequent to this prospectus will automatically update and (as applicable) supersede this information. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on March 27, 2014;

●	Our definitive proxy statement on Schedule 14A filed with the SEC on April 4, 2014;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed with the SEC on May 6, 2014;

●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 filed with the SEC on August 14, 2014; and

●	Our Current Reports on Form 8-K filed with the SEC on February 5, 2014, March 27, 2014, May 6, 2014, May 8, 2014, May 22, 2014, July 9, 2014, August 7, 2014 and August 18, 2014.

●

The description of our Common Stock contained in our registration statement on Form 8-A filed with the SEC under the Exchange Act and effective on February 8, 1985, including any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of this prospectus, through the date declared effective, until the termination of the offering of shares contemplated by this prospectus shall be incorporated by reference into this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with the SEC rules. These documents that we file later with the SEC and that are incorporated by reference in this prospectus will automatically update information contained in this prospectus or that was previously incorporated by reference into this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

We will provide to any person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus, at no cost to the requesting party, upon request to us in writing or by telephone using the following information:

Interphase Corporation

Attention: Investor Relations

4240 International Parkway, Suite 105

Carrollton, Texas 75007

Telephone: (214) 654-5000

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses payable by the registrant in connection with the sale of the shares being registered hereby. The selling shareholder may incur additional expenses in connection with the sale, such as underwriting discounts and commissions, which it will bear. All amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$500
Accounting fees and expenses	10,000
Legal fees and expenses	75,000
Total	$85,500

Item 15. Indemnification of Directors and Officers.

The registrant's Articles of Incorporation, as amended (the “Articles”), provide that no director will be liable to the registrant or its shareholders for any monetary damages for any act or omission in the director’s capacity as a director, except for liability (1) for any breach of the director’s duty of loyalty to the registrant or its shareholders, (2) for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, (3) for any transaction for which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office, or (4) for any act or omission for which the liability of a director is expressly provided by statute.

The registrant's Amended and Restated Bylaws (the “Bylaws”) provide that the registrant shall indemnify its directors and officers against any and all liability and reasonable expense that may be incurred by them in connection with or resulting from any proceeding of any kind, any appeal in any such proceeding, or any investigation that could lead to any such proceeding, all to the fullest extent permitted by Texas statutory or decisional law. Chapter 8 of Title 1 of the Texas Business Organizations Code (the “TBOC”) permits a for-profit corporation to indemnify a director or an officer who was, is, or is threatened to be made a respondent in a proceeding because the person was or is a director or an officer if it is determined that such person (1) conducted himself in good faith, (2) reasonably believed (a) in the case of conduct in his official capacity as a director or an officer, that his conduct was in the corporation’s best interests, or (b) in any other case, that his conduct was at least not opposed to the corporation’s best interests, and (3) in the case of any criminal proceeding, had no reason to believe that his conduct was unlawful. A for-profit corporation may indemnify against a judgment and against any other reasonable expenses (including settlement amounts) actually incurred by the director or officer in connection with a proceeding. Also, the TBOC requires a for-profit corporation to indemnify a director or an officer (x) against reasonable expenses actually incurred by a director or an officer who is wholly successful, on the merits or otherwise, in defending a proceeding, and (y) to the extent that a court, in light of all relevant circumstances, orders indemnification.

The Bylaws also require the registrant to pay or reimburse a director or an officer, in advance of the final disposition of a proceeding, all reasonable expenses incurred as a named defendant or respondent in a proceeding to the fullest extent permitted by Texas statutory or decisional law. The TBOC permits expenses to be so advanced by a for-profit corporation if the corporation receives (1) a written affirmation by the director or officer of his or her good-faith belief that he or she has met the standard of conduct necessary for indemnification and (2) a written undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it shall ultimately be determined that the director or officer is not entitled to be indemnified.

As permitted by the TBOC, the Bylaws further authorize the registrant to purchase and maintain insurance against liability asserted against a director or an officer incurred in such capacity and to enter into an agreement or other arrangement for the benefit of a director or an officer. The registrant maintains a directors’ and officers’ liability insurance policy covering its directors and officers in an amount that the registrant believes is appropriate. The registrant has also entered into an indemnification agreement with each of its directors and officers that requires the registrant to indemnify and advance expenses to the director or officer to the fullest extent permitted by law and specifies certain procedures regarding such indemnification and advancement of expenses.

The various indemnification provisions and insurance coverage may extend to certain liabilities under the Securities Act and other securities laws. See paragraph (c) in “Item 17 Undertakings.” below for the SEC’s position regarding certain indemnification provisions.

Item 16. Exhibits.

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this registration statement on Form S-3.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of shares offered (if the total dollar value of shares offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the shares offered therein, and the offering of such shares at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the shares being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of shares in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the shares in the registration statement to which that prospectus relates, and the offering of such shares at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the shares offered therein, and the offering of such shares at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carrollton, State of Texas, on the 25th day of August, 2014.

INTERPHASE CORPORATION

By:	/s/ Gregory B. Kalush
Gregory B. Kalush
Chairman of the Board,
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gregory B. Kalush and Thomas N. Tipton, Jr., and each of them severally (with full power to each of them to act alone), as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place, and stead, in any and all of such person’s capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto, and other documents in connection therewith) to this registration statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in connection therewith, as fully and for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregory B. Kalush	Chairman of the Board and Director,	August 25, 2014
Gregory B. Kalush	Chief Executive Officer and President
(Principal Executive Officer)

/s/ Thomas N. Tipton, Jr.	Chief Financial Officer, Secretary,	August 25, 2014
Thomas N. Tipton, Jr.	Vice President of Finance and Treasurer
(Principal Financial and
Accounting Officer)

/s/ Mark D. Kemp	Director	August 25, 2014
Mark D. Kemp

/s/ Michael J. Myers	Director	August 25, 2014
Michael J. Myers

/s/ Kenneth V. Spenser	Director	August 25, 2014
Kenneth V. Spenser

/s/ Christopher B. Strunk	Director	August 25, 2014
Christopher B. Strunk

EXHIBIT INDEX

The following exhibits are filed as part of, or are incorporated by reference into, this Registration Statement on Form S-3:

Exhibit No.	Description
3.1	Articles of Incorporation of the registrant, including all amendments (filed as Exhibit 3(a) to Annual Report on Form 10-K filed on March 21, 2011, and incorporated herein by reference).

3.2	Amended and Restated Bylaws of the registrant (filed as Exhibit 3.1 to Current Report on Form 8-K filed on July 31, 2007, and incorporated herein by reference).

5.1	Opinion of Gardere Wynne Sewell LLP.

10.1

Common Stock Purchase Agreement between the registrant and Hodges Small Cap Fund dated August 13, 2014 (filed as Exhibit 10.1 to Current Report on Form 8-K filed on August 18, 2014, and incorporated herein by reference).

10.2

Registration Rights Agreement between the registrant and Hodges Small Cap Fund dated August 13, 2014 (filed as Exhibit 10.2 to Current Report on Form 8-K filed on August 18, 2014, and incorporated herein by reference).

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Gardere Wynne Sewell LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).